EX-99.j

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 28, 2021, with respect to the financial statements of the abrdn Funds, comprised of abrdn U.S. Sustainable Leaders Smaller Companies Fund (formerly, Aberdeen U.S. Sustainable Leaders Smaller Companies Fund), abrdn U.S. Small Cap Equity Fund (formerly, Aberdeen U.S. Small Cap Equity Fund), abrdn China A Share Equity Fund (formerly, Aberdeen China A Share Equity Fund), abrdn Emerging Markets Sustainable Leaders Fund (formerly, Aberdeen Emerging Markets Sustainable Leaders Fund), abrdn Emerging Markets ex-China Fund (formerly, Aberdeen Global Equity Fund), abrdn Emerging Markets Fund (formerly, Aberdeen Emerging Markets Fund), abrdn Emerging Markets Debt Fund (formerly, Aberdeen Emerging Markets Debt Fund), abrdn Global Absolute Return Strategies Fund (formerly, Aberdeen Global Absolute Return Strategies Fund), abrdn International Small Cap Fund (formerly, Aberdeen International Small Cap Fund), abrdn Intermediate Municipal Income Fund (formerly, Aberdeen Intermediate Municipal Income Fund), abrdn U.S. Sustainable Leaders Fund (formerly, Aberdeen U.S. Sustainable Leaders Fund), abrdn Dynamic Dividend Fund (formerly, Aberdeen Dynamic Dividend Fund), abrdn Global Infrastructure Fund (formerly, Aberdeen Global Infrastructure Fund), abrdn Short Duration High Yield Municipal Fund (formerly, Aberdeen Short Duration High Yield Municipal Fund), abrdn International Real Estate Equity Fund (formerly, Aberdeen International Real Estate Equity Fund), abrdn Realty Income & Growth Fund (formerly, Aberdeen Realty Income & Growth Fund), abrdn Ultra Short Municipal Income Fund (formerly, Aberdeen Ultra Short Municipal Income Fund), abrdn International Sustainable Leaders Fund (formerly, Aberdeen International Sustainable Leaders Fund), abrdn Global Equity Impact Fund (formerly, Aberdeen Global Equity Impact Fund), and abrdn Global High Income Fund (formerly, Aberdeen Global High Income Fund) as of October 31, 2021, incorporated herein by reference, and to the references of our firm under the heading “Financial Highlights” in the Prospectus and under the headings, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 28, 2022